Exhibit 99.1

NEWS

Investor Relations: Sam Ramraj, (626) 302-2540

Media Relations: (626) 302-2255

News@sce.com

Edison International Reports Third Quarter 2023 Results

●	Third quarter 2023 GAAP earnings per share of $0.40; Core EPS of $1.38
●	Achieved milestone in industry-leading wildfire mitigation program: More than 5,200 miles of covered conductor installed
●	Revised best estimate of expected losses for 2017/2018 Wildfire/Mudslide Events, resulting in net after-tax charge of $323 million
●	Reaffirmed 2023 EPS guidance of $4.55-$4.85
●	Reiterated long-term core EPS growth rate target of 5%-7% for 2021-2025 and 5%-7% for 2025-2028

ROSEMEAD, Calif., Nov. 1, 2023 — Edison International (NYSE: EIX) today reported third-quarter net income of $155 million, or $0.40 per share, compared to net loss of $128 million, or ($0.33) per share, in the third quarter of last year. As adjusted, third-quarter core earnings were $531 million, or $1.38 per share, compared to core earnings of $564 million, or $1.48 per share, in the third quarter of last year.

Southern California Edison’s third-quarter core earnings per share (EPS) decreased year over year, primarily due to higher interest expense and a true-up recorded in the third quarter of last year related to the Customer Service Re-Platform (CSRP) decision. The true-up recognized previously unrecognized return on rate base related to the CSRP project. This reduction was partially offset by higher revenue from the escalation mechanism set forth in the 2021 General Rate Case final decision.

Edison International Parent and Other’s third-quarter core loss per share increased year over year, primarily due to higher interest expense.

“We are pleased with our performance year to date and, combined with the outlook for the fourth quarter, we are confident in reaffirming our 2023 core EPS guidance range,” said Pedro J. Pizarro, president and CEO of Edison International. “I also reaffirm our ongoing commitment to delivering 5% to 7% core EPS growth through 2025 and 2028, which does not factor in several potential upsides.”

Pizarro added, “SCE’s industry-leading, multi-layered wildfire mitigation practices differentiate the company as climate change-driven wildfire risk affects utilities across the nation. Against this backdrop, SCE has made tremendous progress since 2018, reducing its risk of losses from catastrophic wildfires by 85%. Additionally, with their deep experience and achievements, my SCE colleagues are sharing mitigation strategies with utilities across the country.”

Edison International uses core earnings internally for financial planning and analysis of performance. Core earnings are also used when communicating with investors and analysts regarding Edison International’s earnings results to facilitate comparisons of the company’s performance from period to period. Please see the attached tables to reconcile core earnings to basic GAAP earnings.

Edison International Reports Third Quarter 2023 Financial Results

Revision to Best Estimate of Losses for 2017/2018 Wildfire/Mudslide Events

Each reporting period, management reviews its loss estimates for remaining alleged and potential claims related to the 2017/2018 Wildfire/Mudslide Events. Management’s third quarter 2023 review included a review of information obtained from settling claims in the 2017/2018 Wildfire/Mudslide Events litigations through the third quarter of 2023, including higher than expected costs to settle claims. Management’s review also included a review of third-party expert information obtained in the third quarter of 2023 regarding the nature of claims remaining in the 2017/2018 Wildfire/Mudslide Events litigations. As a result of management's third quarter 2023 review, a $475 million increase in estimated losses for the 2017/2018 Wildfire/Mudslide Events as of September 30, 2023 was recorded. As a result, SCE recorded expected recoveries through FERC electric rates of $27 million against the charge. The resulting net charge to earnings was $448 million ($323 million after-tax).

2023 Earnings Guidance

The company reaffirmed its earnings guidance range for 2023 as summarized in the following chart. See the presentation accompanying the company’s conference call for further information and assumptions.

	2023 Earnings Guidance		2023 Earnings Guidance
	as of July 27, 2023		as of Nov. 1, 2023
	Low	High	Low	High
EIX Basic EPS	$4.18	$4.48	$3.21	$3.51
Less: Non-core Items*	(0.37)	(0.37)	(1.34)	(1.34)
EIX Core EPS	$4.55	$4.85	$4.55	$4.85

* There were ($516) million, or ($1.34) per share, of non-core items recorded for the nine months ended Sept. 30, 2023. Basic EIX EPS guidance only incorporates non-core items to Sept. 30, 2023.

Third Quarter 2023 Earnings Conference Call and Webcast Details

When:	Wednesday, Nov. 1, 1:30-2:30 p.m. (PDT)
Telephone Numbers:	1-888-673-9780 (U.S.) and 1-312-470-0178 (Int'l) — Passcode: Edison
Telephone Replay:	1-866-510-4834 (U.S.) and 1-203-369-1942 (Int’l) — Passcode: 1650
Telephone replay available through Nov. 16 at 6 p.m. (PDT)
Webcast:	www.edisoninvestor.com

Edison International has posted its earnings conference call prepared remarks by the CEO and CFO, the teleconference presentation and Form 10-Q to the company’s investor relations website. These materials are available at www.edisoninvestor.com.

About Edison International

Edison International (NYSE: EIX) is one of the nation’s largest electric utility holding companies, providing clean and reliable energy and energy services through its independent companies. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison Company, a utility that delivers electricity to 15 million people across Southern, Central and Coastal California. Edison International is also the parent company of Edison Energy LLC, a global energy advisory firm providing integrated sustainability and energy solutions to commercial, industrial and institutional customers.

Edison International Reports Third Quarter 2023 Financial Results

Appendix

Use of Non-GAAP Financial Measures

Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.

Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.

Safe Harbor Statement

Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the:

●	ability of SCE to recover its costs through regulated rates, including uninsured wildfire-related and debris flow-related costs, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred as a result of the COVID-19 pandemic, and increased costs due to supply chain constraints, inflation, and rising interest rates;
●	ability of SCE to implement its Wildfire Mitigation Plan and capital program;
●	risks of regulatory or legislative restrictions that would limit SCE's ability to implement operational measures to mitigate wildfire risk, including Public Safety Power Shutoff (“PSPS”) and fast curve settings, when conditions warrant or would otherwise limit SCE's operational practices relative to wildfire risk mitigation;
●	risks associated with SCE implementing PSPS, including regulatory fines and penalties, claims for damages and reputational harm;
●	ability of SCE to maintain a valid safety certification, which is required to benefit from certain provisions of California Assembly Bill 1054 (“AB 1054”);
●	extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, flooding, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, rotating outages and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs;
●	risk that AB 1054 does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the CPUC's interpretation of and actions under AB 1054, including its interpretation of the prudency standard clarified by AB 1054;
●	ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers;

Edison International Reports Third Quarter 2023 Financial Results

●	decisions and other actions by the California Public Utilities Commission, the Office of Energy Infrastructure Safety of the California Natural Resources Agency, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions;
●	cost and availability of labor, equipment and materials, including as a result of supply chain constraints and inflation;
●	ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms;
●	risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, contractor performance, and cost overruns;
●	ability of Edison International and SCE to obtain sufficient insurance at a reasonable cost or to maintain its customer funded self-insurance program, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses (including amounts paid for self-insured retention and co-insurance) from customers or other parties;
●	pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs;
●	physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data;
●	risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs);
●	risks inherent in SCE’s capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, contractor performance, availability of labor, equipment and materials, weather, changes in the California Independent System Operator’s transmission plans, and governmental approvals; and
●	risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts.

Additional information about risks and uncertainties is contained in Edison International and SCE’s most recent combined Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent Quarterly Report(s) on Form 10-Q filed with the Securities and Exchange commission, including the "Risk Factors" sections. Readers are urged to read this entire release as well as the most recent Form 10-K and Form 10-Q (including information incorporated by reference), and carefully consider the risks, uncertainties, and other factors that affect Edison International's and SCE's businesses. Edison International and SCE post or provide direct links (i) to certain SCE and other parties' regulatory filings and documents with the CPUC and the FERC and certain agency rulings and notices in open proceedings in a section titled "SCE Regulatory Highlights," (ii) to certain documents and information related to Southern California wildfires which may be of interest to investors in a section titled "Southern California Wildfires," and (iii) to presentations, documents and other information that may be of interest to investors in a section titled "Presentations and Updates" at www.edisoninvestor.com in order to publicly disseminate such information.

These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Readers should review future reports filed by Edison International and SCE with the SEC.

Edison International Reports Third Quarter 2023 Financial Results

Third Quarter Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three months ended			Nine months ended
	September 30,			September 30,
	2023	2022	Change	2023	2022	Change
Earnings (loss) per share attributable to Edison International
SCE	$0.62	$(0.21)	$0.83	$2.69	$0.97	$1.72
Edison International Parent and Other	(0.22)	(0.12)	(0.10)	(0.55)	(0.45)	(0.10)
Edison International	0.40	(0.33)	0.73	2.14	0.52	1.62
Less: Non-core items
SCE	(0.98)	(1.84)	0.86	(1.43)	(3.00)	1.57
Edison International Parent and Other	—	0.03	(0.03)	0.09	0.03	0.06
Total non-core items	(0.98)	(1.81)	0.83	(1.34)	(2.97)	1.63
Core earnings (loss) per share
SCE	1.60	1.63	(0.03)	4.12	3.97	0.15
Edison International Parent and Other	(0.22)	(0.15)	(0.07)	(0.64)	(0.48)	(0.16)
Edison International	$1.38	$1.48	$(0.10)	$3.48	$3.49	$(0.01)

Note: Diluted earnings/(loss) were $0.40 and $(0.33) per share for the three months ended September 30, 2023 and 2022, respectively. Diluted earnings were $2.13 and $0.52 per share for the nine months ended September 30, 2023 and 2022, respectively.

Third Quarter Reconciliation of Basic Earnings Per Share to Core Earnings (in millions)

	Three months ended			Nine months ended
	September 30,			September 30,
(in millions)	2023	2022	Change	2023	2022	Change
Net income (loss) attributable to Edison International
SCE	$239	$(80)	$319	$1,029	$369	$660
Edison International Parent and Other	(84)	(48)	(36)	(210)	(172)	(38)
Edison International	155	(128)	283	819	197	622
Less: Non-core items
SCE[1,2,3,4,5,6,7,9,10]	(374)	(703)	329	(549)	(1,142)	593
Edison International Parent and Other[8]	(2)	11	(13)	33	11	22
Total non-core items	(376)	(692)	316	(516)	(1,131)	615
Core earnings (losses)
SCE	613	623	(10)	1,578	1,511	67
Edison International Parent and Other	(82)	(59)	(23)	(243)	(183)	(60)
Edison International	$531	$564	$(33)	$1,335	$1,328	$7

1

Includes amortization of SCE's Wildfire Insurance Fund expenses of $54 million ($39 million after-tax) for both the three months ended September 2023 and 2022 and $159 million ($114 million after-tax) and $160 million ($115 million after-tax) for the nine months ended September 30, 2023 and 2022, respectively.

2

Includes charges for 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries of $459 million ($330 million after-tax) and $834 million ($600 million after-tax) for the three months ended September 30, 2023 and 2022 and $560 million ($404 million after-tax) and $1.2 billion ($891 million after-tax) for the nine months ended September 30, 2023 and 2022, respectively.

3

Includes a charge of probable disallowance related to the reasonableness review of recorded San Onofre Units 2 and 3 decommissioning costs in the 2021 NDCTP of $30 million ($21 million after-tax) for the nine months ended September 30, 2023.

4	Includes a charge related to customer cancellations of certain ECS data services of $17 million ($12 million after-tax) for the three and nine months ended September 30, 2023.
5

Includes an insurance recovery of $10 million ($7 million after-tax) and a charge of $23 million ($16 million after-tax) after net of estimated insurance recoveries related to settlement of an employment litigation matter for the three and nine months ended September 30, 2023 and 2022, respectively.

6

Includes impairment charges of $64 million ($46 million after-tax) for the nine months ended September 30, 2022, including $47 million ($34 million after-tax) related to SCE's CSRP settlement agreement and $17 million ($12 million after-tax) related to historical capital expenditures disallowed in SCE's track 3 of the 2021 GRC final decision.

7	Includes a charge related to organizational realignment services of $14 million ($10 million after-tax) for the nine months ended September 30, 2022.

Edison International Reports Third Quarter 2023 Financial Results

8	Includes customer revenues, net of claims related to an EIS insurance contract of $(3) million ($(2) million after-tax) and $14 million ($11 million after-tax) for the three months ended September 30, 2023 and 2022, and $42 million ($33 million after-tax) and $14 million ($11 million after-tax) for the nine months ended September 30, 2023 and 2022, respectively.
9	Includes charge related to the Presiding Officer's Decision ("POD") in September 2022 on SCE's Upstream Lighting Program for the Upstream Lighting Program of $81 million ($64 million after-tax) for both the three months and the nine months ended September 30, 2022.
10	Includes charges of $7 million ($5 million after-tax) for wildfire claims and expenses, net of recoveries related to wildfires occurring prior to July 1, 2023 for both the three months and the nine months ended September 30, 2023.

Edison International Reports Third Quarter 2023 Financial Results

Consolidated Statements of Income	Edison International

	Three months ended		Nine months ended
	September 30,		September 30,
(in millions, except per-share amounts)	2023	2022	2023	2022
Operating revenue	$4,702	$5,228	$12,632	$13,204
Purchased power and fuel	1,988	2,485	4,453	4,826
Operation and maintenance	882	979	3,207	3,827
Wildfire-related claims, net of insurance recoveries	482	889	578	1,316
Wildfire Insurance Fund expense	54	54	159	160
Depreciation and amortization	665	738	1,971	1,922
Property and other taxes	139	128	428	374
Impairment, net of other operating income	—	(1)	—	60
Total operating expenses	4,210	5,272	10,796	12,485
Operating income (loss)	492	(44)	1,836	719
Interest expense	(433)	(302)	(1,186)	(819)
Other income	130	85	377	219
Income (loss) before income taxes	189	(261)	1,027	119
Income tax (benefit) expense	(23)	(187)	41	(235)
Net income (loss)	212	(74)	986	354
Preference stock dividend requirements of SCE	30	27	88	78
Preferred stock dividend requirement of Edison International	27	27	79	79
Net income (loss) attributable to Edison International common shareholders	$155	$(128)	$819	$197
Basic earnings (loss) per share:
Weighted average shares of common stock outstanding	383	382	383	381
Basic earnings (loss) per common share attributable to Edison International common shareholders	$0.40	$(0.33)	$2.14	$0.52
Diluted earnings (loss) per share:
Weighted average shares of common stock outstanding, including effect of dilutive securities	385	383	385	382
Diluted earnings (loss) per common share attributable to Edison International common shareholders	$0.40	$(0.33)	$2.13	$0.52

Edison International Reports Third Quarter 2023 Financial Results

Consolidated Balance Sheets	Edison International

	September 30,	December 31,
(in millions)	2023	2022
ASSETS
Cash and cash equivalents	$446	$914
Receivables, less allowances of $341 and $347 for uncollectible accounts at respective dates	2,363	1,695
Accrued unbilled revenue	929	641
Inventory	505	474
Prepaid expenses	102	248
Regulatory assets	2,408	2,497
Wildfire Insurance Fund contributions	204	204
Other current assets	278	397
Total current assets	7,235	7,070
Nuclear decommissioning trusts	3,943	3,948
Other investments	81	55
Total investments	4,024	4,003
Utility property, plant and equipment, less accumulated depreciation and amortization of $12,928 and $12,260 at respective dates	54,852	53,274
Nonutility property, plant and equipment, less accumulated depreciation of $112 and $106 at respective dates	202	212
Total property, plant and equipment	55,054	53,486
Regulatory assets (include $1,571 and $834 related to Variable Interest Entities "VIEs" at respective dates)	8,774	8,181
Wildfire Insurance Fund contributions	2,002	2,155
Operating lease right-of-use assets	1,292	1,442
Long-term insurance receivables	549	465
Other long-term assets	1,234	1,239
Total long-term assets	13,851	13,482

Total assets	$80,164	$78,041

Edison International Reports Third Quarter 2023 Financial Results

Consolidated Balance Sheets	Edison International

	September 30,	December 31,
(in millions, except share amounts)	2023	2022
LIABILITIES AND EQUITY
Short-term debt	$1,005	$2,015
Current portion of long-term debt	2,939	2,614
Accounts payable	2,108	2,359
Wildfire-related claims	150	121
Customer deposits	175	167
Regulatory liabilities	717	964
Current portion of operating lease liabilities	179	506
Other current liabilities	1,754	1,601
Total current liabilities	9,027	10,347
Long-term debt (include $1,539 and $809 related to VIEs at respective dates)	29,532	27,025
Deferred income taxes and credits	6,507	6,149
Pensions and benefits	402	422
Asset retirement obligations	2,695	2,754
Regulatory liabilities	8,570	8,211
Operating lease liabilities	1,113	936
Wildfire-related claims	1,583	1,687
Other deferred credits and other long-term liabilities	3,164	2,988
Total deferred credits and other liabilities	24,034	23,147
Total liabilities	62,593	60,519
Commitments and contingencies
Preferred stock (50,000,000 shares authorized; 1,250,000 shares of Series A and 750,000 shares of Series B issued and outstanding at respective dates)	1,978	1,978
Common stock, no par value (800,000,000 shares authorized; 383,567,856 and 382,208,498 shares issued and outstanding at respective dates)	6,301	6,200
Accumulated other comprehensive loss	(8)	(11)
Retained earnings	7,399	7,454
Total Edison International's shareholders' equity	15,670	15,621
Noncontrolling interests – preference stock of SCE	1,901	1,901
Total equity	17,571	17,522

Total liabilities and equity	$80,164	$78,041

Edison International Reports Third Quarter 2023 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Nine months ended
	September 30,
(in millions)	2023	2022
Cash flows from operating activities:
Net income	$986	$354
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	2,034	1,977
Allowance for equity during construction	(116)	(91)
Impairment	—	60
Deferred income taxes	53	(237)
Wildfire Insurance Fund amortization expense	159	160
Other	32	50
Nuclear decommissioning trusts	(94)	(81)
Changes in operating assets and liabilities:
Receivables	(692)	(807)
Inventory	(40)	(20)
Accounts payable	(186)	363
Tax receivables and payables	127	171
Other current assets and liabilities	(214)	(673)
Derivative assets and liabilities, net	(139)	(8)
Regulatory assets and liabilities, net	705	1,032
Wildfire-related insurance receivable	(84)	(383)
Wildfire-related claims	(75)	271
Other noncurrent assets and liabilities	90	(26)
Net cash provided by operating activities	2,546	2,112
Cash flows from financing activities:
Long-term debt issued, net of discount and issuance costs of $48 and $36 for the respective periods	4,678	3,347
Long-term debt repaid	(1,867)	(773)
Short-term debt issued	851	600
Short-term debt repaid	(1,944)	(993)
Common stock issued	16	10
Commercial paper borrowing, net	74	529
Dividends and distribution to noncontrolling interests	(87)	(83)
Common stock dividends paid	(833)	(787)
Preferred stock dividends paid	(105)	(99)
Other	97	81
Net cash provided by financing activities	880	1,832
Cash flows from investing activities:
Capital expenditures	(3,991)	(4,206)
Proceeds from sale of nuclear decommissioning trust investments	3,223	3,120
Purchases of nuclear decommissioning trust investments	(3,129)	(3,039)
Other	3	20
Net cash used in investing activities	(3,894)	(4,105)
Net decrease in cash, cash equivalents and restricted cash	(468)	(161)
Cash, cash equivalents and restricted cash at beginning of period	917	394
Cash, cash equivalents and restricted cash at end of period	$449	$233